EXHIBIT 32.1

CERTIFICATION REQUIRED BY SECTION 1350

In connection with the Quarterly Report on Form 10-Q of NiMin Energy Corp. (the “Company”) for the period ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Clarence Cottman, III, Chairman and Chief Executive Officer of the Company, and Jonathan S. Wimbish, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Clarence Cottman, III
Clarence Cottman, III Chairman and Chief Executive Officer August 9, 2012

/s/ Jonathan S. Wimbish
Jonathan S. Wimbish Chief Financial Officer August 9, 2012